Exhibit 99.1

Rock Energy Resources Files Form 10Q Covering First Quarter of 2012 Operations Conference Call This Afternoon

HOUSTON--(BUSINESS WIRE)-- Rock Energy Resources, Inc. (OTCQB:RCKE.PK - News) announced today that it filed on Tuesday May 15 with the SEC its Form 10Q covering its interim results for the first quarter of 2012 ended March 31, 2012.

Among the highlights of the 10Q are:

•	Direct and indirect operating costs at Red Arrow totaled $258,000.

•

Cash G&A after non-cash stock based compensation was consistent with our tight management of all costs and totaled $317,000 for the first quarter. We anticipate total corporate G&A will be under $1.5 million for calendar 2012. Reported GAAP G&A was $1.0 million owing to stock based compensation of $683,000. Starting up our company and wishing to preserve cash for field operations, we believe that for this first quarter period, stock based comp was appropriate to maintaining cash flow for field operations while concurrently building our staff of technical advisors and management/BOD members.

•	Our interest expense included in the above for the quarter was $237,000.

•	Our capital expenditures at the Red Arrow Mine totaled $621,000

•	Our senior secured debt remained and remains at $3.8 million as drawn against the $25 million credit facility closed by American Patriot Gold on December 14 of last year.

•	Our cash at Red Arrow and in corporate at the end of the quarter was $1,045,000 so our net debt was $2.76 million.

Management will provide guidance on future revenues and cash flows on the conference call this afternoon.

As previously announced, Investors wishing to participate in the conference call may dial toll free to 1-800-434-1335 or direct to 1-404-920-6442, and on either call-in number request conference call 421742#. A replay of the call will also be available on the Company’s website at www.americanpatriotgold.com or by dialing toll free to 1-800-977-8002 or direct to 1-404-920-6650, and again requesting conference call 421742#.

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company’s future financial or operating performance, that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words “believe”, “expect”, “anticipate”, “contemplate”, “target”, “plan”, “intends”, “continue”, “budget”, “estimate”, “may”, “will”, “schedule” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company’s projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company’s projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.

Rocky V Emery, 713-400-3013

Chairman & CEO

C: 832-691-7991

Managing Member American Patriot Gold

1350 Richmond Avenue

Suite 800

Houston, Texas 77042

www.americanpatriotgold.com

Remery@americanpatriotgold.com

@yahoofinance